Exhibit 10.21
Execution Version

PRODUCT DISTRIBUTION AGREEMENT
THIS PRODUCT DISTRIBUTION AGREEMENT (the "Agreement") is made this 25th day of October, 2018, (the "Effective Date") by and between Priority Healthcare Distribution, Inc., doing business as CuraScript SD Specialty Distribution, a Florida corporation having offices at 255 Technology Park, Lake Mary, Florida 32746 ("Distributor"), and MedAvail Pharmacy Inc., an Arizona corporation having offices at 1430 East Fort Lowell Road, Tucson, Arizona 85719 ("Company"). Distributor and Company are each referred to in this Agreement as a "Party," collectively, the "Parties."
WHEREAS, Company is a pharmacy that dispenses pharmaceutical products and offers associated patient services and;
WHEREAS, Distributor wholesales certain products to Its customers, which Include physicians, physician group practices, and certain health care institutions and facilities located in the United States and Puerto Rico; and
WHEREAS, the Parties desire to enter into this Agreement so that Distributor can distribute pharmaceutical or biological products to Company.
NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
PRODUCTS AND SERVICES
1.1PRODUCT. This Agreement governs Distributor's distribution of those products set forth in Exhibit D, Products and Pricing ("Products"), which is attached hereto and incorporated by reference herein. Products may be removed and Product Pricing may be modified from time to time by Distributor upon notice to Company. Products may be added by mutual written agreement by the parties.
1.2LINE OF CREDIT. Immediately upon execution of the Agreement Company will cooperate In good faith to complete all documentation, including but not limited to credit applications and financial responsibility agreements, required for the establishment of an appropriate line of credit offered by Distributor to Company for the purchase of Products. The Parties will periodically review the line of credit. Distributor In its sole right may modify the credit line accordingly upon provision of written notice to Company. For the purpose of clarification, in the event of conflict between this Agreement and the credit application or financial responsibility agreements, this Agreement shall control.
1.3COMPANY FACILITIES. Company facilities eligible to purchase under this Agreement are listed in Exhibit A. The Parties may, from time to time, add or remove facilities upon mutual agreement. Company shall provide notification of such facility updates to Distributor at least five (5) days in advance of the desired effective date of change.
1.4DISTRIBUTION AND SHIPPING TERMS. Distributor will ship all Products in compliance with Distributor's current Shipping Policy, which may be modified from time to time without Company's consent, the current version is attached hereto as Exhibit C.

1.5PRODUCT RETURNS. All Product returns shall be made in accordance with Distributor standard returns policy in effect, which Is attached hereto as Exhibit B and Incorporated by reference herein. Returns policy may be modified from time to time without Company's consent.
1.6OWN USE. Company represents, warrants and covenants that all Products purchased through Distributor are: (i) intended for Company's "Own Use" as that term is defined by the United States Supreme Court in Abbott Labs v. Portland Retail Druggists Assoc., 425 U.S. 1 (1976) and (ii) not for resale to any individual or entity, Including without limitation any distributor, wholesaler, retail pharmacy, or other health care company or facility.
1.7RECALLS. If requested to do so in writing by Distributor, Company will cooperate fully with Distributor in recalling or returning any Product that Distributor believes should not be sold or used. Company will maintain complete and accurate records of all Products used by it in order to facilitate compliance with this section. To the extent allowed by law, regulation, and ethical requirements, Company will comply with Distributors reasonable written instructions concerning communications with the public regarding the procedures to be observed during a recall return of any Product.
1.8FORECAST. On a monthly basis, Company shall provide to Distributor an updated forecast of expected demand for all Products listed on Exhibit D. In the format specified in Exhibit E. Company agrees to make good faith effort to coordinate changes in demand with Distributor and to purchase Distributors remaining inventory on hand in the case of a reduction of demand for a Product.
1.9Quarterly Business Review. On at least a quarterly basis, the Parties agree to meet to discuss the business relationship and any additional services that may be available or required.
ARTICLE II
PRICES, REBATES AND PAYMENT
2.1PAYMENT TERMS. Distributor's invoices for Product ("Invoice(s)") shall be due and payable by Company within 45 days from the date on the Invoice. Invoices for Products shall reflect the payment terms and dating set forth under this Agreement, including the actual calendar date of payment expected for each invoice. All terms are based on cash repayment.
2.2PRICE. The price Company will pay Distributor for Products is set forth in Exhibit D.
2.3RIGHT OF FIRST REFUSAL. In the event Company receives a bona fide offer from an alternate authorized distribution source for a Product at a price, Including all rebates and other incentives, If any, lower than currently offered by Distributor (the "Lower Offer"), Company shall provide Distributor with reliable supporting evidence in writing, reasonably satisfactory to Distributor, of such offer. Distributor shall, within five (5 business days of Distributors' receipt of such written notice from Company, either adjust the price (which may include associated rebates and other incentives, if any) being charged to Company for the affected Product to match the Lower Offer or provide written notice to Company that the Product shall be withdrawn from the Agreement.
2.4PRICE PROTECTION. Distributor shall make commercially reasonable efforts to supply Products ordered as requested In each purchase order with quantities up to [***] of forecasted utilization provided by Company in accordance with Section 1.8.
In the event that Distributor is unable to supply Company with Products ordered due to supply constraints from supplier and a higher cost alternate Product is purchased by Company from Distributor due to such inability to supply, collection of the difference in price between the alternate

Product and the Exhibit A Product may be available for collection from supplier ("Price Protection"). If such Price Protection is offered by supplier:
(a)The Parties agree to work in good faith and use commercially reasonable efforts to create any supporting information required for submission of a Price Protection claim, for such costs to supplier.
(b)Distributor agrees to remit appropriate costs collected as a result of a Price Protection claim to Company within 30 days of receipt.
(c)If no payment from supplier to Distributor results from a Price Protection claim, no payment shall be due to Company from Distributor.
ARTICLE III
TERM AND TERMINATION
3.1TERM. Unless and until this Agreement is terminated as provided for herein, this Agreement shall have a term of two (2) years, commencing on the Effective Date. Following the initial term, this Agreement shall be renewed automatically for additional one-year terms unless either Party shall have given the other written notice of non-renewal at least sixty (60) days prior to the expiration of the then current term.
3.2TERMINATION. This Agreement is made In good faith based on the assumption that early termination shall not be required. Notwithstanding the foregoing, early termination shall be permissible as follows:
(a)By either Party with sixty (60) days' written notice for any reason.
(b)Immediately by either Party if such Party provided written notice detailing a material breach of this Agreement and the breaching Party failed to cure the breach within thirty (30) days of the date of the notice.
(c)Immediately with written notice, by either Party, in the event that:
(i)the other Party shall file any petition under any bankruptcy, reorganization, Insolvency or moratorium laws, or any other law or laws for the relief of or in relation to the relief of debtors;
(ii)there shall be filed against the other Party any Involuntary petition under any bankruptcy statute or a receiver or trustee shall be appointed to take possession of all or a substantial part of the assets of the Party that has not been dismissed or terminated within sixty (60) days of the date of such filing or appointment;
(iii)the other Party shall make a general assignment for the benefit of creditors or shall become unable, or admit in writing Its inability, to meet its obligations as they mature;
(iv)the other Party shall institute any proceedings for liquidation or the winding up of its business other than for purposes of reorganization, consolidation, or merger;
(v)the other Party's financial condition shall become such as to endanger completion of its performance in accordance with the terms and conditions of this Agreement;
(vi)the other Party is unable to perform its duties for a period of thirty (30) days.
(d)Immediately upon notification by either Party if the terms of this Agreement are determined by either Party in good faith to be inconsistent with any applicable laws, statutes, regulations, and rules (and reasonable interpretations thereof and guidance related thereto) (collectively "Applicable Law"), or upon a change in law pursuant to Section 7.12.

ARTICLE IV
CONFIDENTIALITY AND DATA
4.1CONFIDENTIALITY. Each Party shall take all reasonable actions and do all things reasonably necessary to ensure that any Information contained in this Agreement, as well as any information that is disclosed by one Party ("Disclosing Party") to the other (Receiving Party") under this Agreement, which includes, without limitation (i) nonpublic Information relating to the Disclosing Party's technology, products, services, processes, data, customers, business plans and methods, promotional and marketing activities, finances and other business affairs, (ii) third-party Information that the Disclosing Party Is obligated to keep confidential and Indicates to the Receiving Party that the information is confidential (collectively, "Confidential Information"), shall not be disclosed or used for purposes outside this Agreement. The foregoing prohibition shall not apply to disclosures: (a) to the receiving Party's attorney or accountant; (b) made pursuant to a request from a legal or regulatory authority; (c) by the Receiving Party to its Affiliate, as defined below (provided such Affiliate is subject to the confidentiality restrictions at least as stringent as set forth herein), and for the purpose of this section "Affiliate" shall mean an entity in which the Receiving Party maintains an ownership position or an entity under common ownership or control with the Receiving Party; or (d) that are required pursuant to a court order or by law; provided that the Receiving Party gives the Disclosing Party reasonable advance written notice to allow the Disclosing, Party to seek a protective order or other appropriate remedy (except to the extent that the Receiving Party's compliance with the foregoing would cause it to violate an order of the governmental entity or other legal requirement) and uses commercially reasonable efforts to obtain confidential treatment for any Confidential Information so disclosed.
The foregoing prohibition shall not apply to information that: (i) a Party can show it knew prior to disclosure or was within Receiving Party's possession without obligation of confidentiality; (ii) is or becomes generally available to the public knowledge through no fault of said Party; (iii) is lawfully disclosed by a third party on a non-confidential basis, provided that, to the Receiving Party's knowledge, such source is not under an obligation of confidentiality or (iv) Is Independently developed by the Receiving Party under circumstances not involving a breach of this Agreement by the Receiving Party. This Section 4.1 shall survive any termination of this Agreement for a period of five (5) years thereafter. Each Party shall either return to the other Party, or destroy, all Confidential Information received hereunder upon the expiration or termination of this Agreement, except that each Party may retain one (1) copy of such Confidential Information in order to satisfy any future legal obligations it may have. Notwithstanding anything to the contrary contained herein, if reasonably necessary, Distributor shall be permitted to disclose to potential and existing customers of Distributor (and any potential purchaser of Distributor) the general terms of this Agreement. All Confidential Information will remain the exclusive property of the Disclosing Party. The Disclosing Party's disclosure of Confidential Information will not constitute an express or implied grant to the Receiving Party of any rights to or under the Disclosing Party's patents, copyrights, trade secrets, trademarks or other intellectual property rights. Except to the extent permitted by Applicable Law in the absence of any express license or other grants of rights, neither party will use any trade name, trademark, logo or any other proprietary rights of the other Party (or any of its Affiliates) in any manner without prior written authorization of such use by an appropriate corporate officer of such other Party
ARTICLE V
REPRESENTATIONS AND WARRANTIES
5.1STATUTORY AND REGULATORY COMPLIANCE. Distributor and Company shall comply with all Applicable Laws governing their activities related to this Agreement, including without limitation,

laws related to fraud and abuse, false claims, privacy, provision of samples, and prohibition on kickbacks. Without limiting the generality of the foregoing, the Parties further agree as follows:
(a)Discounts/Rebates. Although Distributor does not submit claims or requests for payment to Medicare or Medicaid, the Parties have structured any discounts and rebates under this Agreement in a manner consistent with the applicable characteristics of the statutory discount exception (42 U.S.C. § 1320a-7b(b)(3)(A)) and the discount safe harbor (42 C.F.R. § 1001.952(h)). The terms pursuant to which any discount or rebate will be paid are fixed and are set forth in this Agreement and the attached Exhibits. This Agreement is not dependent on, and does not operate in conjunction with, either explicitly or implicitly, any other arrangement or agreement between Company and Distributor or either Party's Affiliates. Neither Company nor Distributor are, by virtue of this Agreement or otherwise, willfully offering, paying, soliciting, or receiving remuneration in return for referring an Individual to or from each other for the furnishing of any item or service reimbursed under the Medicare or a state healthcare programs or engaging in any other illegal inducement specified in the Anti-Kickback Statute. Company represents and warrants that: (i) It will refrain from doing anything that would impede Distributor from meeting any reporting obligations Distributor may have under Applicable Law; (ii) no discount/rebate paid pursuant to this Agreement is intended in any way as a discount related to a drug formulary or drug formulary activities and no discount/rebate has been negotiated or discussed between the Parties in connection with any such drug formulary or formulary activities; (iii) Company is aware of and will comply with its obligations to accurately report any discounts or other information that must be disclosed under Applicable Law, for each Product for which a discount or rebate has been paid under this Agreement .To the extent required under Applicable Law, Distributor will report the discounts/rebates to appropriate Federal health care programs, and will, upon the request of a governmental agency, including the Secretary of Health and Human Services or a state healthcare agency, disclose information regarding the discounts/rebates to the requesting agency.
(b)Regulatory Approvals. Company represents and warrants that they are in compliance with Applicable Law in US and Canada and authorized to do business in the US. Upon request by Distributor, Company will provide necessary documentation and information related to licensure status as related to dispense of Product.
(c)Company represents and warrants that they are bound by the terms of this Agreement.
5.2FEDERAL PROGRAMS. Company represents, warrants, and certifies that neither it nor any of Its principals were or are debarred, suspended, proposed for debarment, otherwise determined to be Ineligible to participate In Federal health care programs (as that term is defined in 42 U.S.C. 1320a- 7b(f)), convicted of a criminal offense related to the provision of health care items or services, or currently the subject of any Office of Inspector General investigation (collectively, an "Adverse Enforcement Action"). Company shall notify Distributor immediately If Company or any of its principals becomes the subject of an Adverse Enforcement Action.
ARTICLE VI
INDEMNIFICATION, LIMITATION OF LIABILITY, AND INSURANCE
6.1MUTUAL INDEMNIFICATION.
(a)Distributor Indemnification. Distributor will defend, Indemnify and hold Company and its affiliates, officers, directors, agents and employees harmless from and against any loss, cost, damage, expense, or other liability, Including, without limitation, reasonable costs and attorney fees (collectively, "Damages") Incurred in connection with any and all actual or threatened third party claims, suits, Investigations, enforcement actions, or any other judicial or quasi-judicial proceeding ("Claims") arising out of (i) Distributor's negligent acts or omissions or willful misconduct, or (ii) Distributor's breach of any material term of this Agreement, Distributor shall have no obligation to indemnify Company in connection with any Claims caused by or based upon the negligence or intentional misconduct of Company or Company's breach of this Agreement.
(b)Company Indemnification. Company will defend, indemnify and hold Distributor and its affiliates, officers, directors, agents and employees harmless from and against any Damages incurred in connection with any and all Claims arising out of (i) Company's negligent acts or omissions or willful misconduct, or (ii) Company's breach of any material term of this Agreement. Company shall have no obligation to Indemnify Distributor in connection with any Claims caused by or based upon the negligence or intentional misconduct of Distributor or Distributor's breach of this Agreement.
(c)Notification. As a condition of indemnification, the Party seeking Indemnification shall notify, to the extent possible under Applicable Law, the indemnifying Party in writing promptly upon learning of any Claim for which indemnification may be sought hereunder. The Indemnifying Party shall have a right to participate in the defense of such Claim, and the Parties will cooperate in good faith in such defense. No Party shall have an obligation to Indemnify the other Party as described herein with respect to any Claim settled without the mutual written consent of both Parties, which consent shall not be unreasonably withheld.
6.2LIMITATION OF LIABILITY.
(a)With the exception of each Party's confidentiality and indemnification obligations herein, in no event shall either Party be liable to the other under this Agreement for any special, incidental, indirect, exemplary, or consequential damages, whether based on breach of contract, warranty, tort (including negligence), lost profits or savings, punitive damages, injury to reputation, loss of customers or business, product liability, or otherwise, regardless of whether such Party has been advised of the possibility of such damage. The Parties acknowledge and agree that the foregoing limitations of liability are a condition and material consideration for their entry into this Agreement.
(b)Company's liability for direct damages incurred with respect to this Agreement is limited to no more than ten million dollars ($10,000,000) per Claim. Notwithstanding the foregoing, Company's liability for third party claims shall not be limited.
6.3INSURANCE. Distributor and Company shall maintain such policies of general liability, professional liability, and other Insurance of the types and in amounts customarily carried by their respective businesses. Notwithstanding the foregoing, Company shall, at a minimum, maintain throughout the term of this Agreement commercial products liability coverage, either through commercial insurance or a self-insured retention pool, in an amount no less than ten million dollars ($10,000,000). Each Party shall provide the other with reasonable proof of insurance upon written request.
ARTICLE VII
GENERAL TERMS
7.1RESERVATION OF RIGHTS. Each Party reserves all right, title, and interest in and to its patents, copyrights, trade secrets, know-how, and other intellectual property used, disclosed, or made available under or in connection with this Agreement. All rights and licenses to intellectual property not granted by a Party to the other Party under this Agreement are reserved by the first Party and Its suppliers.
7.2INTELLECTUAL PROPERTY. Each Party reserves all right, title, and interest in and to Its company, product, and service names, logos, brands, trademarks, service marks, trade dress, and other proprietary designations (collectively, "Marks"). Upon the other Party's reasonable, written request, each Party agrees to provide the other Party with samples of any materials using the other Party's Marks. All use of a Party's Mark's is and shall remain subject to such Party's reasonable quality control and brand usage guidelines. All goodwill arising from use of a Party's Marks shall inure exclusively to such Party's benefit.
7.3NOTICE. Any notice, demand, request, consent, or approval required or permitted hereunder shall be in writing, in the English language, and shall be delivered: (a) personally; (b) by certified mail, return receipt requested, postage prepaid; (c) by facsimile transmission; or (d) by overnight courier by a nationally recognized courier service, to the address indicated below or to such other address as may be designated In writing by each Party from time to time. A copy of any notice will also be sent via email to the address Indicated below.

If to Company:

MedAvail Pharmacy Inc.
6665 Millcreek Dr. Unit 1
Mississauga, ON Canada L5N 5M4
Attn:	Legal Department

If to Distributor:

Express Scripts, Inc.
c/o Priority Healthcare Distribution, Inc.
One Express Way
St. Louis, MO 63121
Attn:	Legal Department

With a copy to:

Priority Healthcare Distribution, Inc.
255 Technology Park Drive
Lake Mary, FL 32746
Attn:	General Manager
All such communications shall be deemed to have been received by the intended recipient: (i) on the day actually received If delivered personally; (ii) five (5) business days following deposit in the United States Mail if sent by certified mail; (iii) upon confirmation of receipt of a facsimile transmission If sent by facsimile; or (iv) on the next business day if sent by overnight courier.
7.4SEVERABILITY. In the event any portion of this Agreement not material to the remaining portions hereof shall be held illegal, void, or Ineffective, the remaining portions hereof shall remain in full force and effect. Subject to the consent of both Parties, such consent not to be unreasonably withheld, if any of the terms or provisions of this Agreement are in conflict with any Applicable Laws, then such terms or provisions shall be deemed Inoperative to the extent that they may conflict with such Applicable Laws and shall be deemed to be modified to conform to such Applicable Laws.

7.5AUDIT. No more than once during any twelve (12) month period during the term of this Agreement, either Party shall permit a certified public accountant, engaged by the auditing Party and reasonably acceptable to the other Party ("Auditor") to audit the other's records relating to the twelve (12) month period preceding the date when the audit is conducted. Such audit shall be limited to tracking of rebates, data reports, and chargeback reports. If either Party elects to conduct an audit, the other Party agrees to make available upon thirty (30) days' advance written notice, during normal business hours, such documents and personnel in a manner as not to unduly interfere with the audited Party's operations. If any audit reveals (a) an error in the calculation, reporting, or payment of any rebates; or (b) that an overcharge or undercharge incurred, in the case of an error by either Party, such Party shall provide a written response or explanation, correct any error, and remit any monies due within fifteen (15) days after receiving notice of the error or overcharge. Any Auditor hired by either Party must both enter into a confidentiality agreement executed by both Parties. The Party performing the audit shall be responsible for any expenses associated with the audit. Audits during December and January are limited to regulatory need.
7.6ENTIRE AGREEMENT. With regard to the issues addressed herein, this Agreement and the Exhibits attached hereto contain the entire agreement and understanding of the Parties, and supersede any and all prior agreements and understandings regarding the same subject matter.
7.7AMENDMENT. No amendment, modification, revision, representation, warranty, promise or waiver of or to this Agreement shall be effective unless the same shall be In writing and signed by both Parties. Notwithstanding the foregoing removal of any Products, or adjustments to the Product Price reflected in Exhibit D (Products and Pricing) may be reflected upon written notification from Distributor to Company, Exhibit B (Returned Goods Policy) and Exhibit C (Shipping Policy) may be modified with a written notification from Distributor to Company. Upon the effective date of the change, the Exhibit(s) will be deemed amended to reflect such change.
7.8COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.
7.9ASSIGNMENT. Neither Party may assign this Agreement without the written consent of the other; provided, however, that Distributor may assign this Agreement to any entity that, directly or indirectly, wholly owns or controls Distributor or any affiliate that is, directly or Indirectly, wholly owned or controlled by any entity that, directly or Indirectly, wholly owns or controls Distributor.
7.10DELEGATION OF RESPONSIBILITIES. Distributor may engage a third party to conduct certain administrative functions on its behalf and may subcontract portions of certain limited functions and responsibilities of this Agreement, including, but not limited to, data compilation and reporting services, financial accounting and processing services, or any other function relating to any of Distributor's obligations set forth herein. Company agrees to cooperate with Distributor's reasonable requests relating to Distributor's engagement of any such third party. Such third party must perform in a manner conforming to this Agreement and will be bound by confidentiality restrictions no less restrictive than are set forth in Section 4.1 of this Agreement. Distributor shall retain full responsibility and liability for the performance of any subcontracted service.
7.11FORCE MAJEURE. Notwithstanding anything to the contrary herein, neither Party shall be liable in any manner for any delay to perform its obligations under this Agreement where the cause of such delay Is beyond a Party's reasonable control, including, without limitation, any delay or failure due to strikes, labor disputes, riots, earthquakes, storms, hurricanes, floods or other extreme weather conditions, fires, explosions, acts of God, embargoes, war or other outbreak of hostilities, government acts or regulations, or the failure or inability of carriers, suppliers, delivery services, or telecommunications providers to provide services necessary to enable a Party to perform its obligations hereunder. In such event, the Parties agree to use their commercially reasonable efforts to resume performance as soon as reasonably possible under the circumstances giving rise to the Party's failure to perform, provided, however, if performance is not restored within thirty (30) calendar days, either Party may terminate this Agreement pursuant to Section 3.2(c)(vi).
7.12CHANGE IN LAW. If, subsequent to the Effective Date (a) there is a change to any existing Applicable Laws; (b) any Applicable Law is promulgated, enacted, enforced, or otherwise applied; or (c) any decree, order, judgment, or permanent Injunction is entered or enforced by any court of competent jurisdiction or any other government agency relating to the terms of this Agreement, which in the good faith opinion of Company or Distributor adversely and materially affects or will adversely and materially affect its business by reason of the terms of this Agreement, the affected Party shall notify the other Party in writing and the Parties will promptly negotiate alternative terms that would not adversely and materially affect the affected Party's business, and that would, subject to Applicable Law, provide reasonably equivalent benefits to both Parties as the modified or deleted terms. If the Parties do not so reach a mutually satisfactory agreement within thirty (30) days after notice from the affected Party, the relevant adverse terms may be terminated or, if the relevant adverse terms are material to the overall Agreement, the Agreement may be terminated pursuant to Section 3.2(d).
7.13WAIVER. No waiver of any term of this Agreement shall be valid unless waived in writing and signed by the Party against whom the waiver is sought. The failure of either Party to require performance by the other Party of any provision of this Agreement shall not affect, in any way, the right to require such performance at any time thereafter.
7.14INDEPENDENT CONTRACTORS. Nothing in this Agreement is intended to create any relationship between Distributor and Company other than as independent contractors and neither Party, nor any of their employees, staff, agents, officers, or directors shall be construed to be the agent, fiduciary, employee, or representative of the other.
7.15NON-EXCLUSIVITY. Company acknowledges that Distributor has agreements with multiple entities, including other specialty pharmacies, provider groups and group purchasing organizations. Distributor acknowledges that Company has agreements with multiple entities, including other wholesalers, pharmaceutical manufacturers and group purchasing organizations.
7.16CHOICE OF LAW. This Agreement and performance of the obligations hereunder, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws provision therein.
7.17SURVIVAL. The confidentiality and indemnification obligations described In this Agreement shall survive the termination of this Agreement. These ongoing obligations shall be binding upon both Parties regardless of the reason for the termination of this Agreement.
7.18THIRD PARTY BENEFICIARIES. This Agreement is not a third party beneficiary contract, and, therefore, there are no third party beneficiaries to this Agreement.
[Remainder of page left intentionally blank. Signatures follow on next page.]

IN WITNESS WHEREOF, the undersigned, duly authorized, has executed this Agreement, effective as of the Effective Date.

PRIORITY HEALTHCARE DISTRIBUTION, INC.		MedAvail Pharmacy Inc.

By:	/s/ Earl English	By:	/s/ Ed Kilroy

Print Name:	Earl English	Print Name:	Ed Kilroy

Title:	President	Title:	CEO

Date:	10.31.18	Date:	10/26/18

EXHIBIT A
COMPANY FACILITIES

Facility DEA	Facility NPI	Facility Name	Facility Name 2	Facility Address	Facility Address 2	Facility City	Facility State	Facility Zip	Facility Class of Trade
FA6977512	1477076255	SpotRx Pharmacy	Tucson	1430 E. Ft. Lowell	#120	Tucson	AZ	85719	Retail
TBD* Application in process	1346720349	SpotRx Pharmacy	Phoenix	2196 E. Camelback Rd.	#200	Phoenix	AZ	85016	Retail
*Pending Licensure, this facility will be deemed an eligible facility under this Agreement upon approval of licensure.

EXHIBIT B
RETURNED GOODS POLICY

Return Policy
CuraScript SD Specialty Distribution (CuraScript SD) requires a Return Goods Authorization (RGA) form for products to be returned. An RGA form can be obtained by calling the Customer Service Department at 877.599.7748 or by using www.curascriptonline.com. All products must be returned to CuraScript SD within 30 days of RGA request; products received without a signed RGA will not be accepted and will be destroyed. RGA documentation must match lot numbers of returned products*.
Products Eligible for Return
Only products purchased from CuraScript SD will be eligible for return All products returned must be in the original package (unopened, unmarked, and in original containers) and stored and shipped in compliance with PDMA guidelines to be eligible for credit. CuraScript SD reserves the right to determine the eligibility of product to be returned for credit upon receipt and inspection a return processing fee of up to 20% will apply.
Shipping Errors or Damages
The CuraScript SD Customer Service Department must be notified on the same day of delivery for refrigerated products and within 72 hours of the day of delivery for non-refrigerated products.
Expired Products
Expired products are subject to the manufacturers return policy; customer will only receive credit equal to credit granted by the manufacturer, less a 20% return processing fee.
CuraScript SD will arrange for pickup of all authorized products to be returned. CuraScript SD will charge a freight fee for this service, unless the return is the result of a CuraScript SD error.
Items Not Eligible for Return
1.Discontinued products or products deemed non-returnable by the manufacturer
2.Opened, marked or repackaged products
3.Controlled or hazardous drugs
4.Special ordered products
5.Drop shipped products
6.Any products not purchased from CuraScript SD
7.Partial boxes/cases (unless as a result of a recall)
*CuraScript SD follows all federal and state regulations regarding returns and pedigree requirements.
Conditions for Eligibility
1.Only products purchased from CuraScript SD are eligible for return.
2.All products must be received by CuraScript SD within 30 days of the RGA to be eligible for credit.
3.Product returned must be accompanied by signed RGA documentation and match quantity, lot and expiration of products received.
4.Product returned must be received in the original package undamaged, unopened and unmarked to be eligible for credit.
5.Pharmaceutical products must be stored and shipped in compliance with PDMA guidelines to be eligible for credit. Unless otherwise authorized by CuraScript SD, refrigerated products must maintain cold chain conditions.
6.Only products purchased from CuraScript SD are eligible for return.

7.All products must be received by CuraScript SD within 30 days of the RGA to be eligible for credit.
8.Product returned must be accompanied by signed RGA documentation and match quantity, lot and expiration of products received.
9.Product returned must be received in the original package undamaged, unopened and unmarked to be eligible for credit.
10.Pharmaceutical products must be stored and shipped in compliance with PDMA guidelines to be eligible for credit.
11.Unless otherwise authorized by CuraScript SD, refrigerated products must maintain cold chain conditions.

Exhibit C
SHIPPING POLICY

All orders over $200 are shipped prepaid by CuraScript SD. Products may arrive in separate shipments based on product requirements; stock availability may also affect the number of shipments per order.
•Standard Shipping Services
CuraScript SD provides Next Day service on all refrigerated products. Second Day delivery is customary on all other pharmaceuticals, while medical supplies, fluids and hazardous materials are shipped via Ground service. Friday-for-Monday delivery on refrigerated products is offered at no additional charge.
•Emergency Shipping Options
CuraScript SD offers expedited and emergency shipping options within the United States, Puerto Rico and Guam for an additional charge. Please contact your Account Manager to request emergency shipping.

Exhibit D
PRODUCTS AND PRICING

NDC	Manufacturer	Description	Product Price

Exhibit E
Product Forecast1

NDC	Product Description	Next Monthly Forecast (Purchase Units)	Average Monthly Demand, Prior Three Months (Purchase Units)
1 TO BE PROVIDED BY COMPANY ON EXECUTION OF THE AGREEMENT AND UPDATED ON A MONTHLY BASIS.

FIRST AMENDMENT TO
PRODUCT DISTRIBUTION AGREEMENT
The First Amendment to Product Distribution Agreement (the “First Amendment”) is effective upon the date of last signature (the “Effective Date”) and is entered into by and between Priority Healthcare Distribution Inc. d/b/a CuraScript SD Specialty Distribution, a Florida corporation with a principal place of business at 255 Technology Park, Lake Mary, Florida 32746 (“CuraScript”) and MedAvail Pharmacy Inc., an Arizona corporation with a principal place of business at 1430 East Fort Lowell Road, Tucson, Arizona 85719 (“Company”). Distributor and Company may be referred to in this Amendment individually as a “Party,” or collectively, the “Parties.”
WITNESSETH:
WHEREAS, Company and CuraScript entered into a Product Distribution Agreement with an effective date of October 25th, 2018; and
WHEREAS, Company and CuraScript desire to amend the terms of the Agreement as set forth herein.
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Parties intending to be legally bound, agree to amend the Agreement as follows:
1.Exhibit A, “Company Facilities,” is deleted in its entirety and replaced with the Exhibit A attached hereto.
2.Except as modified herein, all other terms of the Agreement remain in full force and effect. To the extent the provisions of this First Amendment conflict with provisions of the Agreement, the provisions of this First Amendment shall control. Defined terms that are used but not defined herein have the meanings assigned to them in the Agreement.
IN WITNESS WHEREOF, the Parties have hereunto signed this Amendment effective as of the date set forth above.

Company		CuraScript
MedAvail Pharmacy Inc.		Priority Healthcare Distribution, Inc. d/b/a CuraScript SD Specialty Distribution
DocuSigned by:
By:	/s/ Neil Prezioso	By:	/s/ Earl English

Name:	Neil Prezioso	Name:	Earl English

Title:	Chief Pharmacy Officer	Title:	President, CuraScript SD

Date:	4/1/2020	Date:	04/02/2020 | 8:06 AM CDT

FOIA NOTICE: This document contains proprietary and confidential information including internal policies, trade secrets, and commercial and financial information, any and all of which are protected from disclosure under the Freedom of Information Act (FOIA), pursuant to 5 U.S.C. § 552(b)(4) and 45 C.F.R. Part 5.

Exhibit A
COMPANY FACILITIES

Facility DEA	Facility NPI	Facility Name	Facility Address	Facility City	Facility State	Facility Zip	Facility Class of Trade
FA6977512	1477076255	SpotRX Pharmacy	1430 E. Ft. Lowell, #120	Tucson	AZ	85719	Retail
FM785153	1346720349	SpotRX Pharmacy	2196 E. Camelback Rd., #200	Phoenix	AZ	85016	Retail
FS9030254	1629618087	SpotRX Pharmacy	6800 Orangethorpe Avenue, Ste. D	Buena Park	CA	90620	Retail
TBD*	TBD	SpotRX Pharmacy	1431 Truman St., Unit M	San Fernando	CA	91340	Retail
TBD*	TBD	SpotRX Pharmacy	23521 Ridge Route Dr., Suite B	Laguna Hills	CA	92653	Retail
TBD*	TBD	SpotRX Pharmacy	2501 Cherry Ave., Suite 145	Signal Hill	CA	90755	Retail
* This facility will not be an eligible facility under this Agreement until it is licensed and has a Facility DEA number. Company shall provide notice to Distributor of any such approvals prior to a facility being considered eligible.

FOIA NOTICE: This document contains proprietary and confidential information including internal policies, trade secrets, and commercial and financial information, any and all of which are protected from disclosure under the Freedom of Information Act (FOIA), pursuant to 5 U.S.C. § 552(b)(4) and 45 C.F.R. Part 5.